Exhibit 99.1

TEGAL CORPORATION AGREES TO ACQUIRE ALCATEL MICRO MACHINING (AMMS)
PRODUCT LINES AND IP FOR 3D PACKAGING AND MEMS DEVICES

Petaluma, Calif., September 2, 2008 — Tegal Corporation (NASDAQ: TGAL), a leading designer and manufacturer of plasma etch and deposition systems, today announced that it has signed an agreement with Alcatel Micro Machining Systems (AMMS) and Alcatel-Lucent to acquire their Deep Reactive Ion Etch (DRIE) and Plasma Enhanced Chemical Vapor Deposition (PECVD) products, and the related intellectual property, directed at advanced 3-dimensional wafer-level packaging applications.  The restricted stock and cash deal, valued at US$5 million, is expected to close later this month.  As part of the agreement, Gilbert Bellini, President of AMMS, will be appointed to Tegal’s Board of Directors.

The agreement calls for the continued support by AMMS of the existing installed base of DRIE tools in use by MEMS and integrated device manufacturers. Tegal will continue the development of the AMMS DRIE product line, including the integration of the AMMS process modules on its recently-introduced Compact™ bridge platform and the completion of a 300mm process chamber. In addition, Tegal will assume responsibility for AMMS’ joint development programs with key customers, as well as research and academic institutions.

“This is an important strategic move for Tegal,” said Thomas Mika, Chairman, President and CEO of Tegal. “These products, along with our current etch and deposition technologies, will form the basis for a comprehensive strategy to aggressively pursue a large, high growth market in MEMS and semiconductor device manufacturing. With this transaction, we believe that we can offer customers the best combination of leading-edge technology, customer support and proven systems for production applications.”

“Tegal is well-known for providing advanced processes and production tools to MEMS and semiconductor device manufacturers worldwide,” said Gilbert Bellini, President of AMMS.  “I am proud to be associated with Tegal and pleased to work with the Company as a director to ensure the smooth transition of the AMMS business to Tegal in the near-term and to help guide Tegal into the rapidly expanding markets for 3D wafer level packaging applications.”

At closing, Tegal will pay to AMMS US$1 million in cash and US$ 4 million worth of newly issued shares of Tegal common stock.   The number of shares to be issued will be equal to US$4,000,000 divided by the average of the closing sales prices of Tegal common stock for the five (5) consecutive trading days immediately prior to the closing date of the Acquisition.  Completion of the transaction is subject to customary closing conditions, but parties expect to close the transaction on or about September 16, 2008.

Tegal’s senior management will conduct a conference call today at 5:00 p.m. EDT / 2:00 p.m. PDT to discuss the agreement between Tegal and AMMS.  More information about the conference call is provided below.

Conference Call

The company will host a conference call for investors today (September 2, 2008) at 5:00 p.m. EDT / 2:00 p.m. PDT.  The dial-in phone numbers are 866-203-3436 or 617-213-8849. Investors should reference passcode: 82647184. A digital recording will be made available two hours after the completion of the conference call, and it will be accessible through midnight on September 16, 2008. To access, investors should dial 888-286-8010 or 617-801-6888 and enter passcode: 82455405.  A replay of the teleconference will be available on the Company’s website.

Safe Harbor Statement

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on AMMS’ and Tegal’s respective current expectations, estimates and projections about their respective industry and businesses, respective management's beliefs, and certain assumptions made by AMMS and Tegal, all of which are subject to change. Forward-looking statements can often be identified by words such as “aims,” "anticipates," “becoming,” "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," “targeted” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits to Tegal related to its acquisition of the AMMS business, the expected market and demand for AMMS products, the expected completion and timing of the transaction, and references to the anticipated benefits to Tegal relating to the transaction. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference for Tegal in connection with the acquisition of the AMMS business include, but are not limited to:

•	the ability of the parties to successfully consummate the transactions contemplated by the asset purchase agreement and related transaction documents;

•	unexpected variations in market growth and demand for the AMMS products and technologies;

•	the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production;

•	integration issues;

•	costs and unanticipated expenditures;

•	changing relationships with customers, suppliers and strategic partners;

•	potential contractual, intellectual property or employment issues;

•	the risk that anticipated benefits of the acquisition may not be realized; and

•	accounting treatment and charges.

The Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings of Tegal discuss other important risk factors that could contribute to such differences or otherwise affect Tegal’s business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. Tegal undertakes no obligation to revise or update publicly any forward-looking statement for any reason, except as required by law. All statements made by or concerning Tegal or AMMS or Alcatel Lucent, respectively, are made solely by such applicable party and such party is solely responsible for the content of such statements.

About Tegal

Tegal provides process and equipment solutions to leading edge suppliers of LED, optoelectronic, magnetic data storage, advanced semiconductor, MEMS, and nanotechnology devices.  Incorporating unique, patented etch and deposition technologies, Tegal’s system solutions are backed by over 35 years of advanced development and over 100 patents.  Some examples of devices enabled by Tegal technology are energy efficient memories found in portable computers, cellphones, PDAs and RFID applications; megapixel imaging chips used in digital and cellphone cameras; power amplifiers for portable handsets and wireless networking gear; and MEMS devices like accelerometers for automotive airbags, microfluidic control devices for ink jet printers; and laboratory-on-a-chip medical test kits.  For more information about Tegal Corporation, please visit: www.tegal.com

About Alcatel Micro Machining Systems and Alcatel Lucent

Alcatel Micro Machining Systems (AMMS) is a subsidiary of Alcatel-Lucent. AMMS is specialized in designing, manufacturing, marketing and servicing Deep Reactive Ion Etch (DRIE) systems as well as Plasma Enhanced Chemical Vapor Deposition (PECVD) systems for the fabrication of MEMS (Micro Electro Mechanical Systems) and Semiconductor devices.  Its main application markets are the telecommunication, automotive, aerospace, computer peripheral, biomedical industries and semiconductors, including power devices and wafer level packaging.  For more information about AMMS, please visit: www.alcatelmicromachining.com

Alcatel-Lucent provides solutions that enable service providers, enterprises and governments worldwide, to deliver voice, data and video communication services to end-users.  As a leader in fixed, mobile and converged broadband access, carrier and enterprise IP technologies, applications, and services, Alcatel-Lucent offers the end-to-end solutions that enable compelling communications services for people at home, at work and on the move.  With 77,000 employees and operations in more than 130 countries, Alcatel-Lucent is a local partner with global reach. The company has the most experienced global services team in the industry, and Bell Labs, one of the largest research, technology and innovation organizations focused on communications. Alcatel-Lucent achieved adjusted revenues of Euro 17.8 billion in 2007, and is incorporated in France, with executive offices located in Paris.  For more information about Alcatel-Lucent, please visit: www.alcatel-lucent.com

Investor Contacts:
Tegal Corporation
Thomas Mika (President & CEO), 707/763-5600
or
The Blueshirt Group
Chris Danne, 415/217-7722

Editorial Contact:
Erica Beaudry
Impress, Public Relations
Ph: 602-687-7745
Erica@impress-pr.com